                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 Current Report
                Filed pursuant to Section 12, 13, or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 16, 2001


                        Commission file number 333-52599


                              The Holt Group, Inc.
                              --------------------
             (Exact Name of Registrant as Specified in Its Charter)

Delaware                                                        23-2932358
--------                                                        ----------
(State or other jurisdiction of                                 (IRS Employer
Incorporation)                                                  Identification
                                                                No.)

101 South King Street, Gloucester City New Jersey               08030
-------------------------------------------------               -----
(Address of principal executive offices)                        (Zip Code)

(856) 742-3000
--------------
(Registrant's telephone number, including area code)


Item 5. Other Events

On January 16, The Holt Group, Inc. (the Company) announced that it had entered into discussions with a steering committee representing approximately two thirds of the Company's Senior Notes to significantly reduce its debt position and as part of that process, had elected to defer the January 15, 2001 interest payment due on its $140 million 9.75% Senior Notes due 2006. On February 15, 2001, the Company announced that as a result of the progress achieved to date by the steering committee and the Company, the steering committee has agreed to continue discussions for at least an additional thirty days. The thirty-day grace day period permitted under the Senior Note indenture expired on February 15, 2001. Please refer to press release attached hereto as Exhibit 99.1.

There can be no assurance as to the Company's ability to restructure its debt, to meet its obligations under the Senior Notes or successfully negotiate a resolution with the holders of the Senior Notes.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits

99.1 Press release dated February 15, 2001

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATE: February 16, 2001                          BY: /s/  Thomas J. Holt, Sr.
                                                 -------------------------------

                                                 Thomas J. Holt, Sr.
                                                 Chief Executive Officer)


DATE: February 16, 2001                          BY: /s/   William J. Streich
                                                 -------------------------------

                                                 William J. Streich
                                                 Chief Financial Officer